                                                                  EXHIBIT (j)

(McCurdy & Associates CPA's, Inc. Logo)

                                                        27955 Clemens Road

                                                        Westlake, Ohio 44145

                                                        Phone: (440) 835-8500

                                                        Fax: (440) 835-1093

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated October 9, 2002 and to all references to our firm included in or made a part of this Post-Effective Amendment No. 13 to Frontier Equity Fund's

Registration Statement on Form N-1A (File No. 33-43616), including the references to our firm under the heading "Financial Highlights" in the

Prospectus and the heading "Independent Auditors" in the Statement of Additional

Information.

/s/ McCurdy & Associates CPA's, Inc.

McCurdy & Associates CPA's, Inc.

Westlake, Ohio

July 1, 2003